                                  Exhibit 12.1
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                           Year ended March 31,
                                                      2001          2000          1999           1998           1997
                                                                    ----          ----           ----           ----
                                                                             (in thousands)
Earnings:
Income before income taxes                        $    8,119     $    3,349   $     2,939    $     8,414   $     1,504
Less:  Income from equity investees                        -              -           (23)          (170)            -
Add:
  Rent expense representative of interest(1)           1,725          1,009           522            193            64
  Interest expense net of capitalized interest         7,551          3,588           640            746           314
  Amortization of debt discount and expense              530            204            65             33             -
  Amortization of capitalized interest                     4              4             4              1             -
                                                  ----------     ----------   -----------    -----------   -----------
Adjusted Earnings                                 $   17,929     $    8,154   $     4,147    $     9,217   $     1,882
                                                  ==========     ==========   ===========    ===========   ===========
Fixed Charges:
Rent expense representative of interest(1)        $    1,725     $    1,009   $       522    $       193   $        64
Interest expense net of capitalized interest           7,551          3,588           640            746           314
Amortization of debt discount and expense                530            204            65             33             -
Capitalized interest                                      21              -             -             79             -
                                                  ----------     ----------   -----------    -----------   -----------
Fixed Charges                                     $    9,827     $    4,801   $     1,227    $     1,051   $       378
                                                  ==========     ==========   ===========    ===========   ===========

Ratio of earnings to fixed charges                      1.82           1.70          3.38          8.77           4.98
                                                  ==========     ==========   ===========    ===========   ===========


                                                             Six months ended
                                                            September 30, 2001
                                                            ------------------

Earnings:
Income before income taxes                                      $    5,872
Less:  Income from equity investees
Add:
  Rent expense representative of interest(1)                         1,256
  Interest expense net of capitalized interest                       3,169
  Amortization of debt discount and expense                            327
  Amortization of capitalized interest                                   5
                                                                -----------
Adjusted Earnings                                               $   10,629
                                                                ===========

Fixed Charges:
Rent expense representative of interest(1)                      $    1,256
Interest expense net of capitalized interest                         3,169
Amortization of debt discount and expense                              327
Capitalized interest                                                   139
                                                                -----------
Fixed Charges                                                   $    4,891
                                                                ===========

Ratio of earnings to fixed charges                                    2.17
                                                                ===========

(1) Calculated as one-third of rentals, which is considered representative of the interest factor.